Exhibit 99.1

Cell Therapy and Regenerative Medicine Business
(A Product Portfolio of Sanofi)

Special Purpose Combined Statements of Net Assets Acquired as of March 31, 2014 (unaudited), December 31, 2013 and December 31, 2012

Special Purpose Combined Statements of Revenues and Direct Expenses for the three month periods ended
March 31, 2014 (unaudited) and 2013 (unaudited) and for the years ended December 31, 2013 and 2012

Cell Therapy and Regenerative Medicine Business
(A Product Portfolio of Sanofi)
Index to Special Purpose Combined Financial Statements

Page(s)
Independent Auditor's report	1
Special Purpose Combined Statements of Net Assets Acquired as of March 31, 2014 (unaudited), December 31, 2013 and 2012	3
Special Purpose Combined Statements of Revenues and Direct Expenses for three month periods ended March 31, 2014 (unaudited) and 2013 (unaudited) and for the years ended December 31, 2013 and 2012	4
Notes to Special Purpose Combined Financial Statements	5

Independent Auditor's Report

To the Management of Sanofi

We have audited the accompanying special purpose combined financial statements of the Cell Therapy and Regenerative Medicine Business ("the CTRM Business''), a product portfolio of Sanofi, which comprise the special purpose combined statements of net assets acquired as of December 31, 2013 and 2012, and the related special purpose combined statements of revenues and direct expenses for the years then ended.

Management’s Responsibility for the Special Purpose Combined Financial Statements

Management is responsible for the preparation and fair presentation of the special purpose combined financial statements in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of special purpose combined financial statements that are free from material misstatement, whether due to fraud or error.

Our responsibility is to express an opinion on the special purpose combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the special purpose combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the special purpose combined financial statements. The procedures selected depend on our judgment,including the assessment of the risks of material misstatement of the special purpose financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to CTRM Business's preparation and fair presentation of the special purpose combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the CTRM Business's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the special purpose combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the special purpose combined financial statements referred to above present fairly, in all material respects, the net assets acquired of the Cell Therapy and Regenerative Medicine Business at December 31, 2013 and 2012 and their revenues and direct expenses for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying special purpose combined statements of net assets acquired and revenues and direct expenses of the Cell Therapy and Regenerative Medicine Business of Sanofi as described in Note 2 are not intended to be a complete presentation of the financial position or results of operations of the CTRM Business. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 29, 2014

PricewaterhouseCoopers LIP, 400 Campus Drive, P.0. Box 988, Florham Park, NJ 07932
T: (973) 236 4000, F: (973) 236 5000, www.pwc.com/us

Cell Therapy and Regenerative Medicine Business (A Product Portfolio of Sanofi) Special Purpose Combined Statements of Net Assets Acquired March 31, 2014 (unaudited), December 31, 2013 and 2012
(U.S. Dollars in thousands)
	March 31, 2014	December 31,	December 31,
	(unaudited)	2013	2012
Assets acquired
Cash and cash equivalents	$27	$10	$—
Accounts receivable, net	8	8	61
Inventories, net	2,386	2,458	2,490
Prepaid expenses	184	171	146
Due from related parties	7,231	8,344	8,055
Property, plant and equipment, net	4,222	4,118	4,122
Intangible assets, net	—	—	12,011
Total assets	$14,058	$15,109	$26,885

Liabilities assumed:
Accounts payable and accrued expenses	$933	$1,384	$1,309
Due to related parties	35	17	6,483
Total liabilities assumed	968	1,401	7,792

Net assets acquired	$13,090	$13,708	$19,093

The accompanying notes are an integral part of these special purpose combined financial statements.

Cell Therapy and Regenerative Medicine Business (A Product Portfolio of Sanofi) Special Purpose Combined Statements of Revenues and Direct Expenses For the three month periods ended March 31, 2014 (unaudited) and 2013 (unaudited) and for the years ended December 31, 2013 and 2012

(U.S. Dollars in thousands)
	Three Months Ended March 31,		For the Years Ended December 31,
	2014 (unaudited)	2013 (unaudited)	2013	2012

Net Revenues	$10,445	$10,330	$43,844	$44,003
Expenses:
Cost of sales	10,541	11,202	49,691	42,791
Research and development	1,855	3,658	10,783	10,629
Selling, general and administrative	3,481	3,922	16,958	17,649
Total expenses	15,877	18,782	77,432	71,069

Revenues less expenses	$(5,432)	$(8,452)	$(33,588)	$(27,066)

The accompanying notes are an integral part of these special purpose combined financial statements.

Cell Therapy and Regenerative Medicine Business Unit
(A Product Portfolio of Sanofi)
Notes to Special Purpose Combined Financial Statements
(U.S. Dollars in thousands)

1.     Background

Sanofi, together with its subsidiaries (collectively "Sanofi"), is a global healthcare leader operating in over 100 countries with more than 110,000 employees and is engaged in the research, development and marketing of therapeutic solutions focused on patient needs. Sanofi's Cell Therapy and Regenerative Medicine business ("the CTRM business" or the "Business") was part of Genzyme Corporation, a Massachusetts corporation ("Genzyme") when Genzyme was acquired by Sanofi in April 2011.

The CTRM business has been a pioneer in the development and commercialization of autologous cell therapies since the launch of its first product to treat severe burns in 1987. The CTRM business comprises three products. Available in the U.S. market only, Carticel® is a first generation of Autologous Chondrocytes Implant (ACI) for the treatment of focal chondral defects on the distal femur). MACI® (Matrix-induced Autologous Chondrocyte Implantation) is a third generation ACI, available in some countries in Europe and AsiaPacific. It is not yet approved for marketing and sale in the U.S. Epicel® is a permanent skin replacement for patients with severe burns. The majority of sales are in the U.S.

All of the products within the CTRM business were obtained via acquisitions by Genzyme. The acquisition of Biosurface Technologies Corporation in 1994 brought both Carticel and Epicel to Genzyme and both products were introduced to the U.S. market before the implementation of formal guidelines for autologous cell therapies. The U.S. Food and Drug Administration ("FDA") guidelines for manipulated cells for structural repair were subsequently initiated in 1996, requiring clinical trials for these products to remain on the market. Because of the small size of the moderate to severe burn market, and the lack of treatment alternatives for these patients, Genzyme chose to file a Humanitarian Device Exemption ("HDE") for Epicel, which was approved in 2007. Carticel received a Biologic License Application ("BLA") approval in 1996 with a number of post approval commitments, including a pivotal clinical trial and a registry.

MACI was obtained via the acquisition by Genzyme of Verigen AG in 2005. MACI was launched in Europe in 1998 and Australia in 2001 prior to the institution of any formal regulations for cell therapies. In 2008, the European Medicines Agency ("EMA") published regulations requiring companies to complete pivotal trials and a formal drug registration processes for Advanced Therapy Medicinal Products ("ATMP") by the end of 2012. The pivotal trial (SUMMIT) was completed and the results were filed with the EMA, which approved the product for use in the European Union in June 2013.

On April19, 2014, Sanofi entered into an Asset Purchase Agreement with Aastrom Biosciences, Inc. ("Aastrom") to sell the CTRM business for $6.5 million in cash, subject to post-closing adjustments. The sale includes certain fixed assets owned by the Business, certain intellectual property that is owned or licensed by the Business, all outstanding equity interests of Genzyme Biosurgery ApS ("Genzyme Denmark"), all inventory on hand at time of closing, and assumption of certain liabilities of Genzyme Denmark excluding any tax liabilities. As part of the asset sale, all third-party agreements related to the Business and its facilities and all personnel of the Business were transferred to Aastrom.

2.     Basis of Presentation

The accompanying Special Purpose Combined Financial Statements (the "Financial Statements") have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), as described below. The Financial Statements were prepared based upon the Asset Purchase Agreement with Aastrom. These special purpose combined financial statements are not intended to be a complete presentation of financial position, results of operations, or cash flows of the Business in conformity with U.S. GAAP.

The CTRM business maintains three cell manufacturing facilities in Cambridge (USA), Copenhagen (Denmark) and Perth (Australia). However, only the Cambridge and Copenhagen facilities and their related operations are included as part of the asset purchase agreement. As such, these special purpose combined financial statements only include the acquired assets and operations related to the Cambridge and Copenhagen facilities. All assets and operations related to the Perth facility have been excluded from the special purpose combined financial statements.

The CTRM business has not historically been accounted for as a separate entity, subsidiary, or division of Sanofi. In addition, stand alone financial statements related to the CTRM business have never been prepared previously. Therefore it is impractical to prepare full stand-alone or carve-out financial statements for the CTRM business in accordance with the Securities and Exchange Commission's Regulation S-X. Thus, Statements of Net Assets Acquired and Statements of Revenues and Direct Expenses have been prepared.

The Financial Statements have been derived from the accounting records of Sanofi using historical results of operations and financial position and only present the net assets acquired and the associated revenues and direct expenses, including certain allocated expenses, of the CTRM business. In addition to the product rights that were recorded as intangible assets, other intellectual properties, such as patents and product registrations, relating to the CTRM Business, which have no book value, were transferred to Aastrom. The CTRM Business relies to varying degrees, on Sanofi and its other subsidiaries for certain procurement, warehousing, information technology, insurance, human resources, accounting, regulatory, treasury and legal support, and these expenses have been allocated in the Statement of Revenues and Direct Expenses as appropriate (see Note 4).

All significant intercompany accounts and transactions within the CTRM business have been eliminated.

The accompanying special purpose combined financial statements are not necessarily indicative of the results of operations that would have occurred if the CTRM business had been an independent company.

The CTRM business' financing needs were supported by Sanofi and cash generated by the Business was transferred to Sanofi. As the CTRM Business has historically been managed as part of the operations of Sanofi and has not operated as a stand-alone entity, it is impractical to prepare historical cash flow information regarding the CTRM business' operating, investing, and financing cash flows. As such, Statements of Cash Flows are not presented.

The financial information as of March 31, 2014 and for the three month periods ended March 31, 2014 and 2013 are unaudited. However, in the opinion of management, such information includes all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of such financial information.

3.    Summary of Accounting Policies

Use of Estimates

The preparation of these Financial Statements in conformity with the accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the amounts reported and disclosed in the special purpose combined financial statements. The accounting estimates that require management's most significant, difficult and subjective judgments include the reductions to revenue recorded at the time of sale for various items, including returns, discounts, chargebacks, and rebate reserves; the recognition of inventory obsolescence reserves; and the assessment of recoverability of long-lived assets. Actual results could differ from those estimates. Also, as discussed in Note 4, the Financial Statements include allocations and estimates that are not necessarily indicative of the amounts that would have resulted if the CTRM business had been operated as a stand alone entity.

Inventories

Inventories are measured at the lower of cost or market value. Cost is calculated using the first-in, first-out method. Valuation reserves are provided for estimated obsolescence or unmarketable inventory in an amount equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions.

Property, Plant and Equipment

Property, plant and equipment is initially measured and recognized at acquisition cost, including any directly attributable cost of preparing the asset for its intended use or, in the case of assets acquired in a business combination, at fair value as at the date of the combination.

After initial measurement, property, plant and equipment is carried at cost less accumulated depreciation and impairment. Repair and maintenance costs of property, plant and equipment are expensed as incurred.

Borrowing costs attributable to the financing of items of property, plant and equipment, and incurred during the construction period of such items, are capitalized as part of the acquisition cost of the asset.

The depreciable amount of items of property, plant and equipment, net of any residual value, is depreciated on a straight line basis over the useful life of the asset. The useful life of an asset is usually equivalent to its economic life.

The useful lives of property, plant and equipment are as follows:

•Leasehold improvements: shorter of the remaining life of the lease or 15 years
•Equipment: 5 to 15 years
•Other assets: 3 to 15 years

Useful lives and residual values of property, plant and equipment are reviewed at each reporting date. The effect of any adjustment to useful lives or residual values is recognized prospectively as a change of accounting estimate.

Depreciation of property, plant and equipment is recognized as an expense in the Special Purpose Combined Statement of Revenues and Direct Expenses under Cost of Sales.

Intangible Assets

Intangible assets are initially measured at acquisition cost, including any directly attributable costs of preparing the asset for its intended use or, in the case of assets acquired in a business combination at fair value as at the date of the combination. Identifiable intangible assets related to product rights are amortized on a straight-line basis over their expected useful lives.

In-process research and development acquired in a business combination is amortized on a straight line basis over its useful life from the date of receipt of regulatory approval.

The useful lives of intangible assets are reviewed at each reporting date. The effect of any adjustment to useful lives is recognized prospectively as a change of accounting estimate.

Amortization of intangible assets is recognized in the Special Purpose Combined Statements of Revenues and Direct Expenses under Costs of Sales.

Intangible assets are carried at cost less accumulated amortization and accumulated impairment.

Impairment of lntangible Assets and Other Long-Lived assets

Intangible assets and long-lived assets are assessed for potential impairment when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss would be recognized when an asset's fair value, determined based on undiscounted cash flows expected to be generated by the asset, is less than its carrying amount. The impairment loss would be measured as the amount by which the asset's carrying value exceeds its fair value and recognized in the Special Purpose Combined Statements of Revenues and Direct Expenses under Costs of Sales.

Foreign Currency Translation

Assets and liabilities of Genzyme Denmark are translated from Danish Krone into U.S. dollars using the applicable exchange rates in effect at the period end. Revenues and expenses of the CTRM operations in Denmark, including sales in certain countries in Europe, are translated from the applicable currencies into U.S. dollars using average exchange rates for the reported period.

Revenue Recognition

Revenue arising from the sale of products is presented in the Combined Statement of Revenues and Direct Expenses under Net revenues. Net revenues comprise revenue from sales of Carticel®, Epicel® and MACI®. Revenue is recognized from product sales when persuasive evidence of an arrangement exists, the goods are shipped or delivered, depending on shipping terms, title and risk of loss pass to the customer and collectability is reasonably assured.

Revenue is recorded net of provision, made at the time of sale, for returns, chargebacks and cash discounts. Distributors are entitled to chargeback incentives for services that are provided for based on the selling price to the end customer, under specific contractual arrangements. Cash discounts may also be granted for prompt payment.

Because Epicel® is a humanitarian use device, Sanofi does not sell Epicel® for a profit. The amount charged does not exceed the costs of the research, development, fabrication, and distribution of the product.

Research and Development Expense

Research and development activities represent a significant part of the Business. These expenditures relate to the development of new products, improvement of existing products, technical support of products and compliance with governmental regulations for the protection of consumers and patients. Research and development expenses are expensed as incurred.

4.     Allocation of Certain Costs and Expenses

The CTRM business relies to varying degrees on Sanofi and its other subsidiaries for certain procurement, warehousing, information technology, insurance, human resources, accounting, regulatory, treasury and legal support. Therefore, certain costs and expenses presented in the Special-Purpose Statements of Revenues and Direct Expenses have been allocated to the Business by certain of its affiliates based on management's estimates of the cost of services provided to the Business. Selling and general expenses include allocations of such expenses from Sanofi and certain of its affiliates based on a percentage of net revenue and headcount. Management believes that the allocations are reasonable.

The Statements of Revenues and Direct Expenses reflect a consistent application of methodology for each reporting period presented. Allocations of Sanofi corporate overhead not directly related to the operations of the CTRM business have been excluded from these financial statements.

Due to the reliance of the CTRM business on Sanofi and certain of its affiliates for the above described activities the historical operating results of the Business may not be indicative of future results.

The selling, general, and administrative expenses allocated to the CTRM Business by Sanofi and its affiliates was $2,153 and $2,769 for the years ended December 31,2013 and 2012, respectively. The selling, general, and administrative expenses allocated to the CTRM Business by Sanofi and its affiliates was $445 (unaudited) and $623 (unaudited) for the three month periods ended March 31, 2014 and 2013, respectively.

The research and development expenses allocated to the CTRM Business by Sanofi and its affiliates was $8,573 and $8,457 for the years ended December 31, 2013 and 2012, respectively. The research and development expenses allocated to the CTRM Business by Sanofi and its affiliates was $1,583 (unaudited) and $2,033 (unaudited) for the three month periods ended March 31, 2014 and 2013, respectively.

The operations of the CTRM business are included in the consolidated federal income tax return of Sanofi in the U.S., to the extent appropriate, or are included in the state and local returns of certain other affiliates of Sanofi. A provision for income taxes has not been presented in these financial statements as the business has not operated as a standalone unit and no allocation of Sanofi's income tax provision/benefit has historically been made to the CTRM business.

There was no direct interest expense incurred by or allocated to the Business; therefore, no interest expense has been reflected in the special-purpose Statements of Revenues and Expenses.

The Business utilizes a centralized approach to cash management and financing of operations. The Business's cash was available for use and was regularly transferred to Sanofi at its discretion. Any cash required to fund the operations of the CTRM business were obtained through Sanofi's centralized treasury function.

5.     Inventories

Inventories are as follows:

	March 31,
	2014	December 31,	December 31,
	(unaudited)	2013	2012
Raw materials	$1,961	$2,003	$1,993
Work-in-process	4,813	4,879	5,103
Finished goods	—	116	80
Less: inventory reserves	(4,388)	(4,540)	(4,686)
Inventories, net	$2,386	$2,458	$2,490

6.     Property Plant & Equipment

Property, Plant & Equipment is as follows:

	December 31, 2013	December 31, 2012
Leasehold improvements	$7,315	$3,171
Equipment	4,839	3,481
Other assets	289	512
Construction in process	959	5,590
Total property, plant and equipment	13,402	12,754
Less: accumulated depreciation and impairments	(9,284)	(8,632)
Property, plant and equipment, net	$4,118	$4,122

Depreciation expense was $887 and $807 for the years ended December 31, 2013 and 2012, respectively. Depreciation expense was $188 (unaudited) and $224 (unaudited) for the three month periods ended March 31, 2014 and 2013, respectively.

Impairment of Property, Plant & Equipment was $76 and $2,649 for the years ended December 31, 2013 and 2012, respectively. There was no impairment of Property, Plant & Equipment during the three month periods ended March 31, 2014 and 2013.

7.     Intangible Assets

Intangible Assets are as follows:

	December 31, 2013	December 31, 2012
Carticel Product Rights	$12,375	$12,375
MACI Rights	11,440	11,440
Intangible assets — gross	23,815	23,815
Less accumulated amortization and impairments	(23,815)	(11,804)
Intangible assets — net	$—	$12,011

Sanofi had identifiable intangible assets related to Carticel® and MACI® that were established upon Sanofi's acquisition of Genzyme in April 2011.

Amortization expense was $1,966 and $6,745 for the years ended December 31, 2013 and 2012, respectively. Amortization expense was $0 (unaudited) and $1,686 (unaudited) for the three month periods ended March 31, 2014 and 2013, respectively.

During 2013, the Business continued ongoing discussions with the FDA on the regulatory approval pathway, including a Biological License Application ("BLA"), for MACI in the U.S. Based on these discussions, the Business concluded that there was a significant risk that approval would likely not be achieved based solely on the results of SUMMIT trial (Note 1) and that significant additional expense would be required prior to approval in the U.S., including the potential for additional clinical trials and studies. Accordingly, the Business reviewed its future cash flow projections for MACI in the U.S. and determined that the MACI intangible assets were impaired. A charge of $10,045 was recorded at the end of the year ended December 31, 2013.

8.    Related Party Transactions

Related party balances are as follows:

	March 31,
	2014	December 31,	December 31,
	(unaudited)	2013	2012
Due from related parties:
Genzyme Corporation	$2,056	$6,683	$7,531
Sanofi	5,159	1,661	—
Genzyme Therapeutics, Ltd.	—	—	410
Sanofi-aventis Greece	—	—	57
All other related parties	16	—	57
	$7,231	$8,344	$8,055
Due to related parties:
Sanofi	$—	$—	$5,761
Genzyme Europe BV	—	—	612
Genzyme Therapeutics, Ltd.	—	—	81
Genzyme Corporation	28	17	—
All other related parties	7	—	29
	$35	$17	$6,483

Effective December 12, 2008, Genzyme Denmark entered into a contract manufacturing and license agreement with Genzyme Corporation. Under the terms of the arrangement, Genzyme Denmark would manufacture MACI for supply in all countries in Europe, the Middle East and Turkey, in exchange for an annual fee. Additionally, Genzyme Corporation granted Genzyme Denmark a royalty bearing license which would be necessary to make the MACI available for sale in these countries. As a result of this contract manufacturing agreement, Genzyme Corporation owed Genzyme Denmark $2,056 (unaudited), $6,672, and $7,479 as of March 31, 2014, December 31, 2013, and December 31, 2012, respectively. These amounts are recorded in the due from related parties on the Statements of Net Assets Acquired. The manufacturing service and license agreement between Genzyme Denmark and Genzyme Corporation were terminated as part of the acquisition of the CTRM business by Aastrom.

Genzyme Denmark participated in Sanofi's global centralized cash management program. Under this program, all cash exceeding Genzyme Denmark's operational needs is centralized at Sanofi while all operational needs in excess of Genzyme Denmark's cash balance would be funded by Sanofi. Additionally, this program allows for an intragroup netting system, which settles intercompany receivables and payables against the amounts due from Sanofi. Genzyme Denmark was owed $5,159 (unaudited), $1,661 as March 31, 2014, December 31, 2013, respectively from Sanofi as part of the cash management program. These amounts are recorded in the due from related parties on the Statements of Net Assets Acquired. Genzyme Denmark owed Sanofi $5,761 as part of the cash management program as of December 31, 2012. This amount is recorded in the due to related parties on the Statement of Net Assets Acquired.

All other related party balances are generated in connection with the normal operations of Genzyme Denmark.

9.     Retirement and Pension Plans

Certain employees of the CTRM business are covered under various retirement, medical and pension plans that are sponsored by Sanofi or its affiliates. Benefit expenses associated with these plans charged to the CTRM business for its participation are included in the Combined Statements of Revenues and Direct Expenses under Selling, general and administrative expenses in the Combined Statement of Revenues and Direct Expenses. The expense recorded associated with these plans for the three month period ended March 31, 2014 and for the years ended December 31, 2013 and 2012 were not material.

10.     Restricted Share Plans

Sanofi awards restricted shares plans to certain CTRM employees. As such stock-based compensation plans are Sanofi plans, an expense equivalent to the fair value of such shares is allocated to the Business and recognized on a straight line basis over the vesting period of the shares. The vesting period of all shares issued to CTRM employees in 2012 and 2013 was four years.

The total compensation expense for these shares is $245 and $104 for the years ended December 31, 2013 and 2012. There is $235 and $96 of the compensation expense recorded under Cost of sales in the Combined Statement of Revenues and Direct Expenses for the years ended December 31, 2013 and 2012, respectively. There is $10 and $8 of the compensation expense recorded under Selling, general and administrative expenses in the Combined Statement of Revenues and Direct Expenses for the years ended December 31, 2013 and 2012, respectively.

The total compensation expense for these shares is $67 (unaudited) and $43 (unaudited) for the three month periods ended March 31, 2014 and 2013, respectively. There is $65 (unaudited) and $41 (unaudited) of the compensation expense recorded under Cost of sales in the Combined Statement of Revenues and Direct Expenses for the three month periods ended March 31, 2014 and 2013, respectively. There is $2 (unaudited) and $2 (unaudited) of the compensation expense recorded under Selling, general and administrative expenses in the Combined Statement of Revenues and Direct Expenses for the three month periods ended March 31, 2014 and 2013, respectively.

11.     Commitments and Contingencies

Operating Leases:

The Business leases its facilities in Cambridge and Copenhagen under non-cancelable leases expiring at various dates through
February 2017. The minimum future annual operating lease commitments for leases with non-cancelable terms are as follows:

Nine months ended December 31, 2014	$2,350
Year ended December 31, 2015	3,155
Year ended December 31, 2016	3,122
Year ended December 31, 2017	261
Total	$8,888

Rent expense was $2,573 and $2,704 for the years ended December 31, 2013 and 2012, respectively. Rent expense was $672 (unaudited) and $686 (unaudited) for the three month periods ended March 31, 2014 and 2013, respectively.

The Business subleases space in Cambridge to other Sanofi affiliates. During the years ended December 31, 2013 and 2012 $367 was charged to those affiliates under these arrangements. During the three month periods ended March 31, 2014 and 2013, $92 (unaudited) was charged to those affiliates under these arrangements. The Business offsets these payments against its rent expense for reporting purposes.

Verigen AG Agreement:

As part of the acquisition of Verigen AG, Genzyme agreed to make cash payments upon the achievement of developmental milestones relating to regulatory and commercialization of MACI in the United States. The remaining unpaid milestones totaled $15,815 as of March 31, 2014 (unaudited), December 31, 2013 and 2012.

12.     Concentrations

Net sales to one third party customer in the U.S. represented 76% and 70% of net sales during the years ended December 31, 2013 and 2012, respectively, and 70% (unaudited) and 76% (unaudited) of net sales during the three month periods ended March 31, 2014 and 2013, respectively. No other customer represented more than 10% of net sales.

Net sales in the U.S. represented 96% and 95% of total net sales during the years ended December 31, 2013 and 2012, respectively. Net sales in the U.S. represented 99% (unaudited) and 96% (unaudited) of total net sales during the three month periods ended March 31, 2014 and 2013, respectively.

13.     Subsequent Events

The Business evaluated subsequent events through May 29, 2014 the date on which the financial statements were issued. The Business concluded there were no subsequent events to disclose.